Exhibit 5.1

www.duanemorris.com July 29, 2011 RAIT Financial Trust Cira Centre, 2929 Arch Street, 17th Floor Philadelphia, PA 19104

FIRM and AFFILIATE OFFICES

NEW YORK

LONDON

SINGAPORE

LOS ANGELES

CHICAGO

HOUSTON

HANOI

PHILADELPHIA

SAN DIEGO

SAN FRANCISCO BALTIMORE

BOSTON

WASHINGTON, DC

LAS VEGAS

ATLANTA

MIAMI

PITTSBURGH

NEWARK

BOCA RATON

WILMINGTON

CHERRY HILL

PRINCETON

LAKE TAHOE

HO CHI MINH CITY

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as special Maryland counsel to RAIT Financial Trust, a Maryland real estate investment company (the “Company ”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance of an indeterminate number or amount, as the case may be, of: (a) common shares of beneficial interest, $0.03 par value per share, of the Company (“Common Shares”); (b) preferred shares of beneficial interest, $0.01 par value per share, of the Company (“Preferred Shares ”); (c) warrants to purchase debt or equity securities of the Company (the “Warrants ”); and (d) senior debt or subordinated debt securities (the “Debt Securities,” that together with Common Shares, Preferred Shares and the Warrants are collectively, the “Offered Securities ”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate public offering price not to exceed $600,000,000 and which are covered by the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

For purposes of rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein (the “Prospectus”) in the form in which it was transmitted to the Commission under the Act;

2. The Amended and Restated Declaration of Trust, as amended, corrected and supplemented, of the Company (the “Declaration”), certified as of July 5, 2011 by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

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RAIT Financial Trust

July 29, 2011

3. The Bylaws of the Company, certified as of the date hereof by the Secretary of the Company (the “Bylaws”)

4. Resolutions adopted by the Board of Trustees of the Company (the “Board”) relating to: (a) the registration, sale and issuance of the Offered Securities and (b) the creation and delegation of authority to a pricing committee of the Board (the “Pricing Committee”) in connection therewith, certified as of the date hereof by the Secretary of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as July 25, 2011; and

6. A Certificate of Secretary executed by Raphael Licht, Secretary of the Company, dated as of the date hereof (the “Certificate”).

In such examination, and prior to our expressing any opinions, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so, (iv) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding, (v) the authenticity of all Documents submitted to us as originals, (vi) the conformity to original documents of all Documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents (vii) there has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise, and (viii) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to these opinions, we have relied solely upon the Certificate or comparable documents and upon any representations and warranties contained in the other Documents, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

For purposes of rendering our opinions herein, we have further assumed the following with respect to the Offered Securities:

(a) The Offered Securities will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Equity Shares as defined in the Declaration.

(b) Prior to the issuance of Common Shares or Preferred Shares under the Registration Statement, the Pricing Committee will adopt resolutions satisfying the requirements of Sections 2-203 and 2-208 of the Maryland General Corporation Law.

(c) Prior to the issuance of Common Shares or Preferred Shares under the Registration Statement, the Company will have available for issuance, under the Declaration, the requisite number of authorized but unissued Common Shares or Preferred Shares, as the case may be.

RAIT Financial Trust

July 29, 2011

(d) Any Debt Securities issued under the Registration Statement will be issued under a valid and legally binding indenture (each, an “Indenture”) that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Declaration, the Bylaws and applicable law.

(e) Any Warrants issued under the Registration Statement will be issued under a valid and legally binding warrant agreement (each, a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Declaration, the Bylaws and applicable law.

(f) Appropriate certificates representing Common Shares or Preferred Shares, as the case may be, will be executed and delivered upon the sale and issuance of any Common Shares or Preferred Shares, and will comply with the Declaration, the Bylaws and applicable law.

(g) The underwriting, subscription or purchase agreements for the Offered Securities will be valid and legally binding contracts that conform to the descriptions thereof set forth in the Prospectus or the applicable prospectus supplement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Company is a real estate investment trust validly existing and in good standing under the laws of the State of Maryland, that has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

2. With respect to Common Shares, when (a) Common Shares have been duly authorized by the Board, (b) the Registration Statement has become effective under the Act, (c) the terms of the sale and issuance of Common Shares have been duly established in conformity with the Declaration and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) Common Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to Preferred Shares, when (a) Preferred Shares have been duly authorized by the Board, (b) the Registration Statement has become effective under the Act, (c) appropriate articles supplementary to the Declaration relating to the class or series of Preferred Shares to be sold under the Registration Statement (in each such case, “Articles Supplementary”) have been duly approved by the Board and Articles Supplementary have been

RAIT Financial Trust

July 29, 2011

filed with and accepted for record by the SDAT, (d) the terms of the sale and issuance of such class or series of Preferred Shares have been duly established in conformity with the Declaration and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) Preferred Shares of such class or series have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable.

4. With respect to any Warrants, when (a) the Registration Statement has become effective under the Act, (b) the Warrants and the securities of the Company into which the Warrants are exercisable have been duly authorized by the Board, (c) a Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company, (d) the terms of the Warrants and of their sale and issuance have been duly established in conformity with the Declaration, the Bylaws and the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Common Shares or Preferred Shares, as the case may be, into which the Warrants are exercisable will be duly authorized.

5. With respect to any Debt Securities, when (a) the Registration Statement becomes effective under the Act, (b) the Debt Securities have been duly authorized by the Board, (c) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered by the Company, (d) the terms of the Debt Securities and of their issuance have been duly established in conformity with the Declaration, the Bylaws and the Indenture, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) the Debt Securities have been duly executed and countersigned in accordance with the Indenture and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Debt Securities will be duly authorized.

The opinions expressed herein are limited to the substantive laws of the State of Maryland, which, in our experience, without having made any special investigation as to the applicability of any specific law, rules or regulation, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws, rules or regulations of (i) the United States of America or (ii) the securities (or as they are known to the vernacular “blue sky”) laws of the State of Maryland, whether in any such case applicable directly or through the Applicable Laws. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

RAIT Financial Trust

July 29, 2011

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Other than as set forth in the immediately preceding paragraph, these opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

/s/ Duane Morris LLP